UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2012

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 14, 2012, The First Marblehead Corporation (the “Corporation”) announced its financial and operating results for the fourth quarter and fiscal year ended June 30, 2012. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of Chief Operating Officer

At a meeting held on August 9, 2012, the board of directors (the “Board”) of the Corporation appointed Seth Gelber as the Corporation’s Chief Operating Officer. Mr. Gelber will serve as the Corporation’s Chief Operating Officer until his successor has been duly elected and qualified or until his earlier resignation or removal.

Mr. Gelber, 33, has served as a Managing Director of the Corporation since September 2008. He served as the Corporation’s Chief Administrative Officer from March 2010 to August 2012 and as the Corporation’s Senior Vice President, Corporate Development from August 2008 to September 2008. From 2001 to 2006, Mr. Gelber held various positions in the Corporation’s Capital Markets and Product Strategy groups. Since October 2006, Mr. Gelber has served as President of Sextant Holdings, LLC, a private investment firm (“Sextant Holdings”), the sole member of which is Daniel Meyers, the Corporation’s Chairman of the Board, Chief Executive Officer and President. From 1998 to 2001, Mr. Gelber served as a Legislative Assistant to Congressman Jack Quinn (N.Y.), primarily focused on education, telecommunication and banking legislation. Mr. Gelber received a B.A. from The George Washington University.

Letter Agreement. On September 22, 2008, the Corporation entered into a letter agreement with Mr. Gelber, which was amended on December 22, 2008 (as amended, the “Letter Agreement”). The Letter Agreement provides that Mr. Gelber will receive an annual base salary of $360,000, and Mr. Gelber is eligible to receive a bonus of up to 50% of his earned salary for the applicable performance year. Effective August 9, 2012, Mr. Gelber’s annual base salary increased to $447,741.

In addition, the Letter Agreement provides that in the event Mr. Gelber is involuntarily terminated by the Corporation without cause, the Corporation has agreed to provide Mr. Gelber with continuation of salary and medical and dental benefits for a period of six months immediately following Mr. Gelber’s termination date. For purposes of the Letter Agreement, “cause” is defined as (1) the willful failure by Mr. Gelber to perform his duties, which has continued for more than 30 days following written notice from the Corporation of such non-performance, (2) any act of dishonesty, intentional fraud or willful misconduct on the part of Mr. Gelber in the performance of his duties or (3) Mr. Gelber’s conviction of a felony involving moral turpitude.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.22 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Form 10-K”), which is incorporated herein by reference.

RSU Agreements. The Corporation has granted Mr. Gelber restricted stock units (“RSUs”) under the Corporation’s 2003 stock incentive plan, as amended and restated (the “2003 Plan”) as follows:

•	On April 12, 2010, Mr. Gelber was granted 200,000 RSUs pursuant to a restricted stock unit agreement dated April 12, 2010 between Mr. Gelber and the Corporation (the “April 12, 2010 RSU Agreement”);

•

On April 21, 2010, Mr. Gelber was granted 175,000 RSUs pursuant to a restricted stock unit agreement dated April 21, 2010 between Mr. Gelber and the Corporation (the “April 21, 2010 RSU Agreement”); and

•

On September 1, 2011, Mr. Gelber was granted 186,389 RSUs pursuant to a restricted stock unit agreement dated September 1, 2011 between Mr. Gelber and the Corporation (the “September 1, 2011 RSU Agreement,” and collectively with the April 12, 2010 RSU Agreement and the April 21, 2010 RSU Agreement, the “2003 Plan RSU Agreements”).

In addition, on August 9, 2012, the Board approved a grant to Mr. Gelber, to be made on August 15, 2012, of 266,666 RSUs under the Corporation’s 2011 stock incentive plan (the “2011 Plan”) pursuant to a restricted stock unit agreement to be entered into between the Corporation and Mr. Gelber (the “2011 Plan RSU Agreement” and collectively with the 2003 Plan RSU Agreements, the “RSU Agreements”).

Each RSU represents a contingent right to receive one share of the Corporation’s common stock on the applicable vesting date, as follows:

•	Under the April 12, 2010 RSU Agreement, the RSUs vest in four equal annual installments beginning on April 12, 2010, the grant date, and ending on April 12, 2013;

•	Under the April 21, 2010 RSU Agreement, the RSUs vest in four equal annual installments beginning on April 21, 2011, the first anniversary of the grant date, and ending on April 21, 2014;

•

Under the September 1, 2011 RSU Agreement, the RSUs will vest in four equal annual installments beginning on September 1, 2012, the first anniversary of the grant date, and ending on September 1, 2015; and

•	Under the 2011 Plan RSU Agreement, the RSUs will vest in four equal annual installments beginning on August 15, 2013, the first anniversary of the grant date, and ending on August 15, 2016.

Pursuant to the RSU Agreements, the vesting of the RSUs would accelerate in full if Mr. Gelber’s employment with the Corporation is terminated:

•	By reason of death or “disability,” as defined in the applicable RSU Agreements; or

•

For “Good Reason” by Mr. Gelber or without “Cause” by the Corporation, as defined in Section 6 of the applicable RSU Agreements, on or prior to the second anniversary of the consummation of a “Reorganization Event,” as defined in the 2003 Plan or the 2011 Plan, as applicable.

In addition, if Mr. Gelber’s employment is terminated for a reason other than unsatisfactory job performance, willful misconduct, fraud, gross negligence, disobedience or dishonesty, then the number of RSUs which will vest will be determined as though Mr. Gelber’s employment had terminated on the day following the anniversary of the grant date that next follows the date of actual termination.

The summaries of the April 12, 2010 RSU Agreement and the April 21, 2010 RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the form of RSU Agreement filed as Exhibit 10.9 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated herein by reference. The summary of the September 1, 2011 RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of RSU Agreement filed as Exhibit 10.8 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (the “2011 Form 10-K”), which is incorporated herein by reference. The summary of the 2011 Plan RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the 2011 Plan RSU Agreement filed as Exhibit 99.2 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012, which is incorporated herein by reference.

Non-Competition Agreement. Mr. Gelber has entered into an invention, non-disclosure, non-competition and non-solicitation agreement with the Corporation dated September 2, 2011 (the “Non-Competition Agreement”) pursuant to which he has agreed, among other things, to refrain from competing with the Corporation or soliciting its employees for a period of one year after the termination of his employment for any reason.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Competition Agreement, filed as Exhibit 10.9 to the 2011 Form 10-K, which is incorporated herein by reference.

No Family Relationships. Mr. Gelber is not related by blood, marriage or adoption to any of the Corporation’s directors or other executive officers.

Related Person Transactions. Since October 2006, Mr. Gelber has served as President of Sextant Holdings, the sole member of which is Mr. Meyers. Mr. Gelber received aggregate compensation from Sextant Holdings during fiscal 2012 of $60,000.

(e)	Compensatory Arrangements of Executive Officers and Directors

At a meeting held on August 9, 2012, the compensation committee of the Board (the “Committee”) made the following determinations:

•	Approved the payment of the accrued compensation to Mr. Meyers, as discussed below under “—Compensation Arrangements with Mr. Meyers.”

•	Approved an increase in Mr. Gelber’s base salary to $447,741, effective August 9, 2012.

•	Determined that the compensatory arrangements for non-employee directors of the Corporation will remain unchanged at this time.

Compensation Arrangements with Mr. Meyers

On August 9, 2012, the Committee approved the payment to Mr. Meyers of the accrued compensation under the Employment Agreement dated as of August 18, 2008 between the Corporation and Mr. Meyers

(the “Original Employment Agreement”), as amended by that First Amendment to the Employment Agreement dated May 17, 2010 (the “Employment Agreement Amendment” and together with the Original Employment Agreement, the “Employment Agreement”), such amount to be paid in a lump-sum no later than August 31, 2012.

Pursuant to the Employment Agreement, from August 2008 to May 2010, Mr. Meyers earned an annual base salary of $1.00 per year in cash compensation (while the Corporation accrued additional salary at the rate of $1,000,000 per fiscal year to be paid, without interest, at the discretion of the Committee or at such time that the Corporation first generates for a fiscal year, after taking into account the accrual and payment of the accrued compensation: (1) positive cash flow from operations and (2) profit from operations). In May 2010, the independent members of the Board and the Committee approved an annual base salary for Mr. Meyers in the amount of $800,000. In light of the increase in base salary, the Corporation ceased accruing compensation pursuant to the Employment Agreement, although Mr. Meyers remained entitled to amounts previously accrued. The amount of the accrued compensation was $1,750,000.

In determining to pay Mr. Meyers the accrued compensation, the Committee generally considered the Corporation’s achievements over the last several years and his role in such achievements.

Pursuant to the Employment Agreement, upon the payment of the accrued compensation, Mr. Meyers’ base salary will be increased to $1,000,000.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Employment Agreement, a copy of which is filed as Exhibit 99.3 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2008 and the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.11 to the 2010 Form 10-K.

Item 8.01 Other Events

Equity Grants

The Board also approved grants, to be made on August 15, 2012, of an aggregate of 2,000,000 RSUs to employees of the Corporation, including certain executive officers other than Mr. Meyers. The RSUs will vest in four equal annual installments beginning on August 15, 2013, the first anniversary of the grant date, and ending on August 15, 2016.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto. The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description of Exhibits

99.1	Press release issued by the Corporation on August 14, 2012 entitled, “First Marblehead Announces Fourth Quarter and Full Year Financial Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: August 14, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper

Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release issued by the Corporation on August 14, 2012 entitled, “First Marblehead Announces Fourth Quarter and Full Year Financial Results”